Ocwen Financial Corporation®

OCWEN FINANCIAL ANNOUNCES OPERATING RESULTS

FOR FIRST QUARTER 2019

●	Reported a Net Loss of $44 million for the first quarter of 2019

●	Closed or have been awarded MSRs to date with current UPB of $31 billion

●	On track to complete servicing system conversion to Black Knight MSP® and the merger of our principal licensed legal entities in the second quarter of 2019

●	Continued to execute on our cost re-engineering plan and realized annualized run rate cost savings consistent with our expectations through the first quarter of 2019

●	Upsized our Senior Secured Term Loan by $120 million and expect to close $300 million of MSR financing on a fully committed basis in the second quarter of 2019

●	Ended the quarter with $512 million of total stockholders’ equity

West Palm Beach, FL – (May 7, 2019) Ocwen Financial Corporation (NYSE:OCN) (“Ocwen” or the “Company”), a leading financial services holding company, today reported a net loss of $44.5 million, or $0.33 per share, for the three months ended March 31, 2019 compared to a net income of $2.6 million or $0.02 per share for the three months ended March 31, 2018.

Glen A. Messina, President and CEO of Ocwen said, “Through continued strong execution, the pace of our MSR purchases is ahead of our expectations and we are on track with the objectives of our integration, cost re-engineering and other key business initiatives. I’m pleased with our progress to date and believe it demonstrates our commitment and focus to deliver on the objectives we have established to strengthen the Company and return to profitability in the shortest time frame possible.”

First quarter 2019 Results

Pre-tax loss from continuing operations for the first quarter of 2019 was $41.1 million, which was a $46.1 million decrease from the first quarter of 2018. Pre-tax results for the quarter were impacted by a number of significant items, including but not limited to: $22.1 million in severance, retention and other re-engineering costs and $13.8 million of unfavorable interest rate and valuation assumption driven fair value changes in the quarter offset by the recovery of $30.7 million of amounts previously expensed from a service provider.

The Servicing segment recorded $57.5 million of pre-tax loss for the first quarter of 2019. The business was negatively impacted by portfolio runoff. We also recorded $31.1 million of interest rate driven unfavorable MSR fair value changes, net of the NRZ financing liability fair value change in the quarter.

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The Lending segment recorded $19.9 million of pre-tax income for the first quarter of 2019. Our reverse mortgage lending business recorded $24.0 million of pre-tax income, which included $17.3 million of interest rate and valuation assumption driven favorable fair value changes. Our forward lending recapture business incurred a $4.1 million pre-tax loss.

The Corporate segment recorded $3.4 million of pre-tax loss for the first quarter of 2019. The quarter included the recovery of $30.7 million of amounts previously expensed from a service provider and $22.1 million of severance, retention and other re-engineering costs.

Additional First quarter 2019 Business Highlights

●	We closed MSR acquisitions with $5 billion of unpaid principal balance (UPB) and we have been awarded $26 billion in UPB of MSRs that that we expect to close on in the second quarter 2019, subject to negotiation and execution of purchase documentation and satisfaction of customary closing conditions.

●	Completed 8,285 modifications in the quarter to help struggling families stay in their homes, 28% of which included debt forgiveness totaling $67 million.

●	Delinquencies decreased from 4.9% at December 31, 2018 to 4.7% at March 31, 2019, primarily driven by loss mitigation efforts.

●	The constant pre-payment rate (CPR) decreased from 12.9% in the fourth quarter of 2018 to 12.5% in the first quarter of 2019. In the first quarter of 2019, prime CPR was 13.2%, and non-prime CPR was 11.9%.

●	In the first quarter of 2019, Ocwen originated forward and reverse mortgage loans with unpaid principal balances of $211.2 million and $141.3 million, respectively.

●	Our reverse mortgage portfolio ended the quarter with an estimated $64 million in discounted future gains from forecasted future draws on existing loans. Neither the anticipated future gains nor the future funding liability are included in the Company’s financial statements.

Webcast and Conference Call

Ocwen will host a webcast and conference call on Tuesday, May 7, 2018, at 8:30 a.m., Eastern Time, to discuss its financial results for the first quarter of 2019. The conference call will be webcast live over the internet from the Company’s website at www.Ocwen.com, click on the “Shareholders” section. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Ocwen Financial Corporation

Ocwen Financial Corporation is a financial services holding company which, through its subsidiaries, services and originates loans. We are headquartered in West Palm Beach, Florida, with offices throughout the United States and in the U.S. Virgin Islands and operations in India and the Philippines. We have been serving our customers since 1988. We may post information that is important to investors on our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “believe”, “expect”, “foresee”, “forecast”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words.

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Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to our ability to successfully integrate PHH’s business, and to realize the strategic objectives, synergies and other benefits of the acquisition at the time anticipated or at all, including our ability to integrate, maintain and enhance PHH’s servicing, subservicing and other business relationships, including its relationship with New Residential Investment Corp. (NRZ); our ability to transition loan servicing to the Black Knight Financial Services, Inc. LoanSphere MSP® servicing system within the time and cost parameters anticipated and without significant disruptions to our customers and operations; uncertainty related to our cost re-engineering efforts and the other actions we believe are necessary for us to improve our financial performance; our ability to invest in MSRs or other assets at adequate risk-adjusted returns, including our ability to negotiate and execute purchase documentation and satisfy closing conditions so as to consummate the acquisition of MSRs that have been awarded to us; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act by private parties on behalf of the United States of America regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements; reactions to the announcement of such investigations, litigation, cease and desist orders or settlements by key counterparties, including lenders, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae); our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, Fannie Mae, Freddie Mac and Ginnie Mae and maintain our seller/servicer and other statuses with them; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover advances, repay borrowings, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; our ability to timely transfer mortgage servicing rights under our agreements with NRZ; our ability to maintain our long-term relationship with NRZ under these arrangements; our ability to realize anticipated future gains from future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2018 and any current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Ocwen’s forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
Hugo Arias	Dico Akseraylian
T: (856) 917-0108	T: (856) 917-0066
E: hugo.arias@ocwen.com	E: mediarelations@ocwen.com

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Residential Servicing Statistics

(Dollars in thousands)

	At or for the Three Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Total unpaid principal balance of loans and REO serviced	$251,080,740	$256,000,490	$160,996,474	$167,127,014	$173,388,876
Non-performing loans and REO serviced as a % of total UPB (1)	4.7%	4.9%	7.8%	8.3%	9.0%
Prepayment speed (average CPR)(2) (3)	12.5%	12.9%	13.7%	14.3%	12.9%

(1)	Performing loans include those loans that are less than 90 days past due and those loans for which borrowers are making scheduled payments under loan modification, forbearance or bankruptcy plans. We consider all other loans to be non-performing.

(2)	Constant Prepayment Rate for the prior three months. CPR measures prepayments as a percentage of the current outstanding loan balance expressed as a compound annual rate.

(3)	Average CPR for the three months ended March 31, 2019 includes 13.2% for prime loans and 11.9% for non-prime loans.

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Segment Results

(Dollars in thousands)

	For the Three Months Ended March 31,
	2019	2018
Servicing
Revenue	$259,274	$226,096
Expenses	265,898	171,095
Other expense, net	(50,879)	(34,517)
Income (loss) before income taxes	(57,503)	20,484

Lending
Revenue	41,091	29,195
Expenses	21,331	20,296
Other income (expense), net	100	(129)
Income before income taxes	19,860	8,770

Corporate Items and Other
Revenue	3,523	4,966
Expenses	(7,124)	15,110
Other expense, net	(14,088)	(14,145)
Loss before income taxes	(3,441)	(24,289)

Consolidated income (loss) before income taxes	$(41,084)	$4,965

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	For the Three Months Ended March 31,
	2019	2018
Revenue
Servicing and subservicing fees	$255,863	$222,138
Gain on loans held for sale, net	17,595	19,800
Other revenue, net	30,430	18,319
Total revenue	303,888	260,257

Expenses
MSR valuation adjustments, net	108,998	17,129
Compensation and benefits	94,696	78,075
Servicing and origination	28,698	31,418
Technology and communications	24,435	22,803
Occupancy and equipment	16,589	12,614
Professional services	3,441	37,770
Other expenses	3,248	6,692
Total expenses	280,105	206,501

Other income (expense)
Interest income	4,558	2,700
Interest expense	(70,445)	(50,810)
Bargain purchase gain	(285)	—
Other, net	1,305	(681)
Total other expense, net	(64,867)	(48,791)

Income (loss) before income taxes	(41,084)	4,965
Income tax expense	3,410	2,348
Net income (loss)	(44,494)	2,617
Net income attributable to non-controlling interests	—	(69)
Net income (loss) attributable to Ocwen stockholders	$(44,494)	$2,548

Income (loss) per share attributable to Ocwen stockholders
Basic	$(0.33)	$0.02
Diluted	$(0.33)	$0.02

Weighted average common shares outstanding
Basic	133,918,986	133,121,465
Diluted	133,918,986	134,606,929

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	March 31, 2019	December 31, 2018
Assets
Cash	$263,188	$329,132
Restricted cash (amounts related to VIEs of $16,499 and $20,968)	63,379	67,878
Mortgage servicing rights, at fair value	1,400,191	1,457,149
Advances, net	225,360	249,382
Match funded advances (related to VIEs)	868,720	937,294
Loans held for sale ($153,140 and $176,525 carried at fair value)	222,687	242,622
Loans held for investment, at fair value (amounts related to VIEs of $26,237 and $26,520)	5,753,154	5,498,719
Receivables, net	197,043	198,262
Premises and equipment, net	69,316	33,417
Other assets ($7,639 and $7,568 carried at fair value)(amounts related to VIEs of $2,214 and $2,874)	474,172	379,567
Assets related to discontinued operations	—	794
Total assets	$9,537,210	$9,394,216

Liabilities and Equity
Liabilities
HMBS-related borrowings, at fair value	$5,614,688	$5,380,448
Match funded liabilities (related to VIEs)	649,384	778,284
Other financing liabilities ($975,778 and $1,057,671 carried at fair value) (amounts related to VIEs of $24,562 and $24,815)	1,043,698	1,127,613
Other secured borrowings, net	436,982	382,538
Senior notes, net	448,143	448,727
Other liabilities ($4,209 and $4,986 carried at fair value)	832,721	703,636
Liabilities related to discontinued operations	—	18,265
Total liabilities	9,025,616	8,839,511

Stockholders’ Equity
Ocwen Financial Corporation (Ocwen) stockholders’ equity
Common stock, $.01 par value; 200,000,000 shares authorized; 133,946,055 and 133,912,425 shares issued and outstanding at March 31, 2019 and December 31, 2018 respectively	1,339	1,339
Additional paid-in capital	555,046	554,056
Retained earnings (accumulated deficit)	(40,911)	3,567
Accumulated other comprehensive loss, net of income taxes	(3,880)	(4,257)
Total stockholders’ equity	511,594	554,705
Total liabilities and stockholders’ equity	$9,537,210	$9,394,216

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from operating activities
Net income (loss)	$(44,494)	$2,617
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
MSR valuation adjustments, net	108,998	17,129
Gain on sale of mortgage servicing rights, net	(369)	(958)
Provision for bad debts	9,170	15,336
Depreciation	8,551	6,527
Equity-based compensation expense	857	575
Gain on valuation of financing liability	(26,237)	(16,712)
Net gain on valuation of mortgage loans held for investment and HMBS-related borrowings	(23,487)	(8,975)
Gain on loans held for sale, net	(11,112)	(8,832)
Origination and purchase of loans held for sale	(304,182)	(358,078)
Proceeds from sale and collections of loans held for sale	305,322	383,734
Changes in assets and liabilities:
Decrease in advances and match funded assets	91,114	71,096
Decrease in receivables and other assets, net	23,627	57,949
Decrease in other liabilities	(36,755)	(68,128)
Other, net	(339)	6,131
Net cash provided by operating activities	100,664	99,411

Cash flows from investing activities
Origination of loans held for investment	(209,264)	(251,086)
Principal payments received on loans held for investment	104,630	82,719
Purchase of mortgage servicing rights	(48,641)	—
Proceeds from sale of mortgage servicing rights	868	123
Proceeds from sale of advances	1,070	4,286
Issuance of automotive dealer financing notes	—	(19,642)
Collections of automotive dealer financing notes	—	49,756
Additions to premises and equipment	(531)	(2,983)
Other, net	525	916
Net cash used in investing activities	(151,343)	(135,911)

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OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (continued)
(Dollars in thousands)

	For the Three Months Ended March 31,
	2019	2018
Cash flows from financing activities
Repayment of match funded liabilities, net	(128,900)	(198,022)
Proceeds from mortgage loan warehouse facilities and other secured borrowings	616,891	801,155
Repayment of mortgage loan warehouse facilities and other secured borrowings	(727,711)	(964,104)
Proceeds from issuance of SSTL	119,100	—
Repayments of SSTL	(6,358)	(4,188)
Payment of debt issuance costs related to SSTL	(1,284)	—
Proceeds from sale of mortgage servicing rights accounted for as a financing	577	279,586
Proceeds from sale of reverse mortgages (HECM loans) accounted for as a financing (HMBS-related borrowings)	210,563	222,825
Repayment of HMBS-related borrowings	(102,389)	(80,811)
Other, net	(253)	(74)
Net cash (used in) provided by financing activities	(19,764)	56,367

Net increase (decrease) in cash and restricted cash	(70,443)	19,867
Cash and restricted cash at beginning of year	397,010	302,560
Cash and restricted cash at end of period (1)	$326,567	$322,427

(1) Cash and restricted cash as of March 31, 2019 and March 31, 2018 includes $263.2 million and $285.7 million of cash and $63.4 million and $36.8 million of restricted cash respectively.

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